UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 22, 2013

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2013, EnteroMedics Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) relating to the public offering (the “Offering”) of 13,770,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase 5,508,000 shares of Common Stock (the “Warrants”). Each share of Common Stock sold in this offering will be sold with a warrant to purchase 0.40 of a share of Common Stock. Each share and corresponding warrant will be sold at an aggregate price to the public of $0.95. The number of shares of Common Stock issued upon the exercise of a Warrant will be rounded down so that no fractional shares will be issued. The net proceeds to the Company from the sale of the Common Stock and corresponding Warrants, after deducting the Underwriter’s discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $12.0 million. The Offering is expected to close on or about February 27, 2013, subject to the satisfaction of customary closing conditions.

The Warrants to be issued in the Offering are exercisable for a period of five years from the closing date of the Offering at an exercise price of $1.14. The exercise price and number of shares of Common Stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction. Holders of the Warrants will not be permitted to exercise those Warrants for an amount of Common Stock that would result in the holder owning more than 19.99% of the Company’s Common Stock.

The foregoing descriptions of the Purchase Agreement and the Warrants are qualified in their entirety by reference to such Purchase Agreement and the Form of Warrant, which are filed as Exhibit 1.1 and 4.1, respectively, hereto and are incorporated herein by reference. The legal opinion of Dorsey & Whitney LLP relating to the Common Stock and Warrants being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Common Stock and Warrants are being offered and sold pursuant to a prospectus dated August 29, 2012 and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2013, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-183313) declared effective by the SEC on August 29, 2012.

Item 8.01	Other Events.

On February 22, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of February 22, 2013 by and between EnteroMedics Inc. and Craig-Hallum Capital Group LLC

4.1	Form of Warrant

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press release dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President, Chief Financial Officer and Chief Operating Officer

Date: February 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of February 22, 2013 by and between EnteroMedics Inc. and Craig-Hallum Capital Group LLC

4.1	Form of Warrant

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press release dated February 22, 2013